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Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use of our report dated November 18, 2005 with respect to the financial statements of Central Fund of Canada Limited as at October 31, 2005 and 2004 and for each of the years in the three year period ended October 31, 2005 incorporated by reference in the Registration Statement on Form F-10 of Central Fund of Canada Limited.

/s/ Ernst & Young LLP

Chartered Accountants
Toronto, Canada
September 29, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM